Exhibit 99.1

Bumble Inc. Announces Second Quarter 2026 Results

Total Revenue Decreased 15% to $211 Million
Net Loss Was $128 Million
Adjusted EBITDA Was $73 Million

AUSTIN, Texas, August 5, 2026 - Bumble Inc. (NASDAQ: BMBL) today reported financial results for the second quarter ended June 30, 2026.
“We are executing against a clear roadmap of exciting new ways for our members to experience Bumble,” said Whitney Wolfe Herd, Founder & CEO of Bumble Inc. “This next chapter is designed to enable our healthier, more engaged member base to connect more intuitively and move more confidently and quickly to in-person dates. There is more happening at Bumble today than at any point in years - we are completing our platform migration, transforming our matching algorithms, giving members new ways to start a conversation, expanding how they meet in real life, and building toward new group experiences - all converging into the reimagined Bumble we expect to bring to members.”

Second Quarter 2026 Financial and Operational Highlights:
(all comparisons relative to the Second Quarter 2025)
•Total Revenue decreased 15.2% to $210.5 million, compared to $248.2 million.
oBumble App Revenue decreased 14.7% to $171.7 million, compared to $201.4 million.
oBadoo App and Other Revenue decreased 17.1% to $38.8 million, compared to $46.8 million.
•Total Paying Users decreased 16.4% to 3.2 million, compared to 3.8 million.
•Total Average Revenue per Paying User ("ARPPU") increased 1.2% to $21.96, compared to $21.69.
•Net loss was $127.9 million, or (60.7)% of revenue, which included a $169.3 million impairment charge, compared to net loss of $367.0 million, or (147.8)% of revenue, which included a $404.9 million impairment charge.
•Adjusted EBITDA was $72.9 million, or 34.6% of revenue, compared to Adjusted EBITDA of $94.6 million, or 38.1% of revenue.

Information about Bumble's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

“We delivered second quarter revenue and Adjusted EBITDA at the higher end or above our guidance ranges, as we continue to execute with financial discipline,” said Kevin Cook, CFO of Bumble Inc. “We are now deliberately investing across product, technology, and brand as we prepare to deliver on our innovation roadmap and position the company for long-term growth.”

Key Operating Metrics:

The following metrics were calculated excluding paying users of and revenue generated from Official, advertising and partnerships or affiliates. The Bumble For Friends app was relaunched as BFF in the United States in September 2025. The Company has not sought to generate revenue from the BFF app and therefore it is excluded from our key operating metrics as of June 30, 2026. Please refer to the Definitions section for more information.

(In thousands, except ARPPU)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025
Bumble App Paying Users	2,077.1	2,499.8
Badoo App and Other Paying Users	1,080.1	1,277.4
Total Paying Users	3,157.2	3,777.2
Bumble App Average Revenue per Paying User	$27.55	$26.85
Badoo App and Other Average Revenue per Paying User	$11.21	$11.57
Total Average Revenue per Paying User	$21.96	$21.69

Balance Sheet:

As of June 30, 2026, total cash and cash equivalents were $154.0 million and total debt was $451.0 million.

Financial Outlook:

A reconciliation of Adjusted EBITDA to GAAP net earnings (loss) and Adjusted EBITDA margin growth to GAAP net earnings (loss) margin growth, which is growth in GAAP net earnings (loss) as a percentage of revenue, has not been provided for the outlook included herein, as the quantification of certain items included in the calculation of GAAP net earnings (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.

Bumble anticipates the following results for the third quarter ending September 30, 2026:

Third Quarter 2026:
•Total Revenue in the range of $205 million to $213 million, which includes:
oBumble App Revenue of $167 million to $173 million.
•Adjusted EBITDA of $56 million to $60 million.

Actual results may differ materially from Bumble’s financial outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

Bumble will host a live webcast of its conference call to discuss its second quarter 2026 financial results at 4:30 p.m. Eastern Time today, August 5, 2026. A webcast of the call and other information related to the call will be accessible on the Investors section of the Company’s website at https://ir.bumble.com. A webcast replay will be available approximately two hours after the conclusion of the live event.

Definitions

As used in this press release, unless otherwise noted or the context requires otherwise, the following terms have the following meanings. Our key metrics (Bumble App Paying Users, Badoo App and Other Paying Users, Total Paying Users, Bumble App Average Revenue per Paying User, Badoo App and Other Average Revenue per Paying User, and Total Average Revenue per Paying User) were calculated excluding paying users of and revenue generated from Official, advertising and partnerships or affiliates. The Bumble For Friends app was relaunched as BFF in the United States in September 2025. The Company has not sought to generate revenue from the BFF app and therefore it is excluded from our key operating metrics as of June 30, 2026.

Total Revenue is the sum of Bumble App Revenue and Badoo App and Other Revenue.

Total Paying Users is the sum of Bumble App Paying Users and Badoo App and Other Paying Users.

Total Average Revenue per Paying User or Total ARPPU is a metric calculated based on Total Revenue in any measurement period divided by the Total Paying Users in such period divided by the number of months in the period.

Bumble App Revenue is revenue derived from purchases or renewals of a Bumble app or Bumble For Friends app subscription plan and/or in-app purchases on Bumble app or Bumble For Friends app in the relevant period.

Bumble App Paying User is a member that has purchased or renewed a Bumble app or Bumble For Friends app subscription plan and/or made an in-app purchase on Bumble app or Bumble For Friends app in a given month. We calculate Bumble App Paying Users as a monthly average, by counting the number of Bumble App Paying Users in each month and then dividing by the number of months in the relevant measurement period.
Bumble App Average Revenue per Paying User or Bumble App ARPPU is a metric calculated based on Bumble App Revenue in any measurement period, divided by Bumble App Paying Users in such period divided by the number of months in the period.

Badoo App and Other Revenue is revenue derived from purchases or renewals of a Badoo app subscription plan and/or in-app purchases on Badoo app in the relevant period, purchases on one of our other apps that we owned and operated in the relevant period, purchases on other third-party apps that used our technology in the relevant period and advertising, partnerships or affiliates revenue in the relevant period.
Badoo App and Other Paying User is a member that has purchased or renewed a subscription plan and/or made an in-app purchase on Badoo app in a given month or made a purchase on one of our other apps that we owned and operated in a given month, or made a purchase on other third-party apps that used our technology in the relevant period. We calculate Badoo App and Other Paying Users as a monthly average, by counting the number of Badoo App and Other Paying Users in each month and then dividing by the number of months in the relevant measurement period.
Badoo App and Other Average Revenue per Paying User or Badoo App and Other ARPPU is a metric calculated based on Badoo App and Other Revenue in any measurement period divided by Badoo App and Other Paying Users in such period divided by the number of months in the period.
Non-GAAP Financial Measures
We report our financial results in accordance with GAAP, however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We believe Adjusted EBITDA provides visibility to the underlying continuing operating performance by excluding the impact of certain expenses, including income tax (benefit) provision, interest and derivative (gains) losses, net, depreciation and amortization expense, stock-based compensation expenses, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, changes in fair value of investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense, impairment charge, costs associated with restructuring, and loss on extinguishment of debt, as management does not believe these expenses are representative of our core earnings. We also provide Adjusted EBITDA margin, which is calculated as Adjusted EBITDA divided by revenue. In addition to Adjusted EBITDA and Adjusted EBITDA margin, we believe free cash flow and free cash flow conversion provide useful information regarding how cash provided by (used in) operating activities compares to the capital expenditures required to maintain and grow our business, and our available liquidity, after funding such capital expenditures, to service our debt, fund strategic initiatives, effectuate discretionary share repurchases and strengthen our balance sheet, as well as our ability to convert our earnings to cash. Additionally, we believe such metrics are widely used by investors, securities analysts, ratings agencies and other parties in evaluating liquidity and debt-service capabilities. We calculate free cash flow and free cash flow conversion using methodologies that we believe can provide useful supplemental information to help investors better understand underlying trends in our business.
Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, have limitations as analytical tools and should not be considered in isolation, or as substitutes for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP.
Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is defined as net earnings (loss) excluding income tax (benefit) provision, interest and derivative (gains) losses, net, depreciation and amortization expense, stock-based compensation expense, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, changes in fair value of investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense, impairment charge, restructuring costs and loss on extinguishment of debt.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures.

Free cash flow conversion represents free cash flow as a percentage of Adjusted EBITDA.

Operating cash flow conversion represents net cash provided by (used in) operating activities as a percentage of net earnings (loss).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements reflecting the current views of management of Bumble Inc. with respect to, among other things, our operations, our financial performance, our industry and our business and other non-historical statements, including without limitation statements related to our product innovation, investment in platform capabilities and member experience enhancement plans, statements regarding our ability to achieve product-led, long-term growth, our ability to maintain financial discipline and the statements in the “Financial Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believe(s),” “expect(s),” “potential,” “continue(s),” “may,” “will,” “should,” “could,” “would,” “seek(s),” “predict(s),” “intend(s),” “trends,” “plan(s),” “estimate(s),” “anticipate(s),” “projection,” “will likely result” and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the following:

•our ability to retain existing members or attract new members and to convert members to paying users (including as a result of shifts in strategy)
•competition and changes in the competitive landscape of our market
•our ability to distribute our dating products through third parties, such as Apple App Store or Google Play Store, and offset related fees
•our ability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture, including as such factors may be impacted by our global workforce reductions and efforts to restructure our operations
•our ability to maintain the value and reputation of our brands
•risks relating to changes to our existing brands and products, or the introduction or acquisition of new brands or products
•risks relating to certain of our international operations, including geopolitical conditions and successful expansion into new markets
•the impact of data security breaches or cyber attacks on our systems and the costs of remediation related to any such incidents
•challenges with properly managing the use of artificial intelligence, including risks from utilizing AI technology licensed from third parties
•our ability to obtain, maintain, protect and enforce intellectual property rights and successfully defend against claims of infringement, misappropriation or other violations of third-party intellectual property
•our ability to comply with complex and evolving U.S. and international laws and regulations relating to our business, including data privacy laws
•our substantial indebtedness
•affiliates of Blackstone Inc.’s (“Blackstone”) and our Founder’s control of us
•the outsized voting rights of Blackstone and our Founder
•the risk that our restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated
•risks relating to the market price volatility of our Class A common stock, which could limit our ability to make acquisitions and retain key personnel and employees, and result in dilution if our stock-based compensation programs issue increased numbers of shares because of a depressed stock price or could result in increased cash compensation expense in the event that we shift the mix of incentive compensation in favor of cash-based awards over equity-based awards
•changes in business or macroeconomic conditions, including the impact of lower consumer confidence in our business or in the online dating industry generally, recessionary conditions, increased unemployment rates, stagnant or declining wages, changes in inflation or interest rates, geopolitical events (such as trade wars), political unrest, armed conflicts, including conflicts in Eastern Europe and the Middle East, widespread health emergencies or pandemics and measures taken in response, extreme weather events or natural disasters

•foreign currency exchange rate fluctuations

For additional information on these and other factors that could cause Bumble’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2026, as such factors may be updated from time to time in our subsequent periodic filings, which are accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Bumble

Bumble Inc. is the parent company of Bumble, Badoo and BFF. Bumble brings people closer to love by enabling them to build healthy relationships. Founded in 2014 by Whitney Wolfe Herd, who serves as CEO, Bumble was one of the first dating apps built with women at the center and connects people across dating (Bumble Date) and friendship (Bumble For Friends). Badoo, founded in 2006, was one of the pioneers of web and mobile dating products. BFF is a friendship app for friend-finding, group connections and community-building.
Investor Contact
ir@team.bumble.com

Media Contact
press@team.bumble.com

Bumble Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$153,958	$175,760
Accounts receivable (net of allowance of $54 and $86, respectively)	73,338	83,062
Other current assets	50,096	46,449
Total current assets	277,392	305,271
Right-of-use assets	8,364	10,198
Property and equipment (net of accumulated depreciation of $25,457 and $22,706, respectively)	4,612	6,896
Goodwill	603,459	732,715
Intangible assets, net	311,673	351,454
Deferred tax assets, net	7,805	11,429
Other noncurrent assets	6,922	7,115
Total assets	$1,220,227	$1,425,078
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$2,464	$9,231
Deferred revenue	35,245	36,790
Accrued expenses and other current liabilities	80,848	86,226
Current portion of long-term debt, net	52,176	5,750
Total current liabilities	170,733	137,997
Long-term debt, net	398,865	582,715
Deferred tax liabilities, net	408	318
Other long-term liabilities	33,605	22,939
Total liabilities	603,611	743,969
Commitments and contingencies
Shareholders’ equity:
Class A common stock (par value $0.01 per share, 6,000,000,000 shares authorized; 131,861,482 shares issued and outstanding as of June 30, 2026; 129,613,455 shares issued and outstanding as of December 31, 2025)	1,320	1,297
Class B common stock (par value $0.01 per share, 1,000,000 shares authorized; 17 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively)	—	—
Preferred stock (par value $0.01; authorized 600,000,000 shares; no shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively)	—	—
Additional paid-in capital	1,818,716	1,803,905
Accumulated deficit	(1,459,076)	(1,394,230)
Accumulated other comprehensive income	155,098	159,021
Total Bumble Inc. shareholders’ equity	516,058	569,993
Noncontrolling interests	100,558	111,116
Total shareholders’ equity	616,616	681,109
Total liabilities and shareholders’ equity	$1,220,227	$1,425,078

Bumble Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Revenue	$210,526	$248,229	$422,909	$495,330
Operating costs and expenses:
Cost of revenue	53,996	74,338	108,820	147,691
Selling and marketing expense	29,214	32,092	56,174	91,826
General and administrative expense	30,650	36,146	61,412	57,790
Product development expense	35,522	32,510	65,693	67,014
Depreciation and amortization expense	3,897	6,631	8,309	16,216
Impairment charge	169,256	404,855	169,256	408,486
Total operating costs and expenses	322,535	586,572	469,664	789,023
Operating loss	(112,009)	(338,343)	(46,755)	(293,693)
Interest expense, net	(13,861)	(10,259)	(21,820)	(22,308)
Other income (expense), net	(4,465)	(11,912)	2,276	(18,674)
Loss before income taxes	(130,335)	(360,514)	(66,299)	(334,675)
Income tax (provision) benefit	2,442	(6,469)	(8,972)	(12,477)
Net loss	(127,893)	(366,983)	(75,271)	(347,152)
Net loss attributable to noncontrolling interests	(17,836)	(113,239)	(10,425)	(106,852)
Net loss attributable to Bumble Inc. shareholders	$(110,057)	$(253,744)	$(64,846)	$(240,300)
Net loss per share attributable to Bumble Inc. shareholders
Basic loss per share	$(0.84)	$(2.45)	$(0.50)	$(2.31)
Diluted loss per share	$(0.84)	$(2.45)	$(0.50)	$(2.31)

Bumble Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Cash flows from operating activities:
Net loss	$(127,893)	$(366,983)	$(75,271)	$(347,152)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Impairment charge	169,256	404,855	169,256	408,486
Depreciation and amortization expense	3,897	6,631	8,309	16,216
Changes in fair value of interest rate swaps	1	1,234	(674)	3,870
Amortization of debt discount and issuance costs	2,024	515	2,521	1,016
Loss on extinguishment of debt	1,485	—	1,485	—
Non-cash lease expense	953	834	1,909	1,624
Deferred income tax	234	557	3,567	1,884
Stock-based compensation expense	9,519	5,849	20,337	9,987
Net foreign exchange difference	2,370	14,775	(6,093)	25,635
Other, net	33	1,721	(56)	853
Changes in assets and liabilities:
Accounts receivable	(7,164)	(934)	11,128	(1,654)
Other current assets	(1,467)	(1,682)	2,241	(123)
Accounts payable	713	4,150	(6,772)	2,173
Deferred revenue	(209)	(242)	(1,545)	(1,971)
Lease liabilities	(1,125)	(1,023)	(2,217)	(1,911)
Accrued expenses and other current liabilities	(6,998)	(2,747)	2,291	(8,222)
Other, net	7,998	3,726	436	3,770
Net cash provided by operating activities	53,627	71,236	130,852	114,481
Cash flows from investing activities:
Capital expenditures	(2,537)	(3,509)	(5,935)	(5,920)
Net cash used in investing activities	(2,537)	(3,509)	(5,935)	(5,920)
Cash flows from financing activities:
Proceeds from term loan, net	456,000	—	456,000	—
Repayment of term loan	(589,125)	(1,437)	(590,563)	(2,875)
Payment of debt issuance costs	(7,019)	—	(7,019)	—
Distributions paid to noncontrolling interest holders	(7)	(5,187)	(9)	(5,194)
Share repurchases	—	—	—	(28,682)
Withholding tax paid on behalf of employees on stock-based awards	(2,799)	(2,314)	(4,939)	(5,736)
Payments on tax receivable agreement	—	—	—	(8,917)
Net cash used in financing activities	(142,950)	(8,938)	(146,530)	(51,404)
Effects of exchange rate changes on cash and cash equivalents	307	1,146	(295)	1,474
Net increase (decrease) in cash and cash equivalents and restricted cash	(91,553)	59,935	(21,908)	58,631
Cash and cash equivalents and restricted cash, beginning of the period	248,899	205,758	179,254	207,062
Cash and cash equivalents and restricted cash, end of the period	157,346	265,693	157,346	265,693
Less restricted cash	(3,388)	(3,642)	(3,388)	(3,642)
Less cash classified within current assets held for sale	—	(312)	—	(312)
Cash and cash equivalents, end of the period	$153,958	$261,739	$153,958	$261,739

Bumble Inc.
Reconciliation of GAAP to NON-GAAP Financial Measures
(Unaudited)

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA and Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow

(In thousands, except percentages)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Net loss	$(127,893)	$(366,983)	$(75,271)	$(347,152)
Add back:
Income tax provision (benefit)	(2,442)	6,469	8,972	12,477
Interest and derivative (gains) losses, net(1)	13,861	10,259	21,820	22,308
Depreciation and amortization expense	3,897	6,631	8,309	16,216
Stock-based compensation expense	9,519	5,849	20,337	9,987
Employer costs related to stock-based compensation(2)	230	484	543	1,189
Litigation costs, net of insurance reimbursements(3)	2	798	6	2,085
Foreign exchange (gain) loss(4)	2,942	12,037	(3,760)	18,054
Restructuring costs(5)	834	12,178	2,470	13,388
Transaction and other costs(6)	1,150	272	1,349	1,585
Changes in fair value of contingent earn-out liability	—	1,701	(36)	(581)
Changes in fair value of investments in equity securities	38	7	(1)	58
Tax receivable agreement liability remeasurement expense(7)	—	29	—	886
Impairment charge(8)	169,256	404,855	169,256	408,486
Loss on extinguishment of debt(9)	1,485	—	1,485	—
Adjusted EBITDA	$72,879	$94,586	$155,479	$158,986
Net loss margin	(60.7)%	(147.8)%	(17.8)%	(70.1)%
Adjusted EBITDA margin	34.6%	38.1%	36.8%	32.1%

Net cash provided by operating activities	$53,627	$71,236	$130,852	$114,481
Less:
Capital expenditures	(2,537)	(3,509)	(5,935)	(5,920)
Free cash flow	$51,090	$67,727	$124,917	$108,561
Operating cash flow conversion	*	*	*	*
Free cash flow conversion	70.1%	71.6%	80.3%	68.3%

* Not meaningful.

(1)Includes interest income received on money market funds and interest rate swaps, fair value changes in interest rate swaps, and interest expense incurred in connection with our long-term debt.
(2)Represents employer portion of Social Security and Medicare payroll taxes domestically, National Insurance contributions in the United Kingdom and comparable costs internationally related to the settlement of equity awards.
(3)Represents certain litigation costs, net of insurance proceeds, associated with pending litigations or settlements of litigation that arise outside of the ordinary course of business.
(4)Represents foreign exchange (gain) loss due to foreign currency transactions.
(5)Represents costs associated with discontinuing the operations of the Fruitz and Official apps and the 2025 Restructuring Plan, such as severance, benefits and other related costs.
(6)Represents transaction and other costs primarily related to acquisitions and divestiture of business, and debt financing-related costs associated with the Company's April 2026 refinancing.
(7)Represents recognized adjustments to the tax receivable agreement liability prior to its amendment in November 2025.
(8)Represents impairment charges to indefinite-lived intangible assets and goodwill in the second quarter of 2026, to the Official asset group in the first quarter of 2025, and to indefinite-lived intangible assets, goodwill and Fruitz held for sale in the second quarter of 2025.

(9)Represents the loss in connection with the repayment of the Term Loans under the 2020 Credit Agreement and the termination of the 2020 Revolving Credit Facility.

Supplementary Information (Unaudited)

Stock-Based Compensation Expense

(In thousands)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Cost of revenue	$82	$194	$132	$348
Selling and marketing expense	700	590	1,589	(249)
General and administrative expense	4,945	3,507	11,163	(387)
Product development expense	3,792	1,558	7,453	10,275
Total stock-based compensation expense	$9,519	$5,849	$20,337	$9,987

Reconciliation of GAAP costs and expenses to non-GAAP costs and expenses by function

(In thousands)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Cost of revenue GAAP	$53,996	$74,338	$108,820	$147,691
Stock-based compensation expense	(82)	(194)	(132)	(348)
Employer costs related to stock-based compensation	(1)	(14)	(5)	(39)
Restructuring costs	(114)	(958)	(483)	(994)
Transaction and other costs	—	(349)	—	(434)
Cost of revenue non-GAAP	$53,799	$72,823	$108,200	$145,876

(In thousands)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Selling and marketing expense GAAP	$29,214	$32,092	$56,174	$91,826
Stock-based compensation expense	(700)	(590)	(1,589)	249
Employer costs related to stock-based compensation	(14)	(16)	(37)	(55)
Restructuring costs	(23)	(1,830)	(65)	(2,025)
Selling and marketing expense non-GAAP	$28,477	$29,656	$54,483	$89,995

(In thousands)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
General and administrative expense GAAP	$30,650	$36,146	$61,412	$57,790
Changes in fair value of contingent earn-out liability	—	(1,701)	36	581
Litigation costs, net of insurance proceeds	(2)	(798)	(6)	(2,085)
Stock-based compensation expense	(4,945)	(3,507)	(11,163)	387
Employer costs related to stock-based compensation	(79)	(80)	(190)	(299)
Restructuring costs	9	(3,354)	(169)	(3,429)
Transaction and other costs	(943)	163	(944)	(245)
General and administrative expense non-GAAP	$24,690	$26,869	$48,976	$52,700

(In thousands)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Product development expense GAAP	$35,522	$32,510	$65,693	$67,014
Stock-based compensation expense	(3,792)	(1,558)	(7,453)	(10,275)
Employer costs related to stock-based compensation	(136)	(374)	(311)	(796)
Restructuring costs	(706)	(6,036)	(1,753)	(6,940)
Transaction and other costs	(207)	(86)	(405)	(906)
Product development expense non-GAAP	$30,681	$24,456	$55,771	$48,097

(In thousands)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Total operating costs and expenses GAAP	$322,535	$586,572	$469,664	$789,023
Impairment charge	(169,256)	(404,855)	(169,256)	(408,486)
Depreciation and amortization expense	(3,897)	(6,631)	(8,309)	(16,216)
Changes in fair value of contingent earn-out liability	—	(1,701)	36	581
Litigation costs, net of insurance proceeds	(2)	(798)	(6)	(2,085)
Stock-based compensation expense	(9,519)	(5,849)	(20,337)	(9,987)
Employer costs related to stock-based compensation	(230)	(484)	(543)	(1,189)
Restructuring costs	(834)	(12,178)	(2,470)	(13,388)
Transaction and other costs	(1,150)	(272)	(1,349)	(1,585)
Total operating costs and expenses non-GAAP	$137,647	$153,804	$267,430	$336,668